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                                                                     EXHIBIT 4.1



COMMON STOCK                  TEMPORARY CERTIFICATE                 COMMON STOCK
                       Exchangeable for Definitive Engraved
                        Certificate When Ready for Delivery

                                SL GREEN REALTY CORP.
                 INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

  $.01 PAR VALUE                                    CUSIP 78440X  10  1
THIS CERTIFIES THAT                      SEE REVERSE FOR CERTIFICATE DEFINITIONS
  is the owner of





             FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF
SL GREEN REALTY CORP. (hereinafter called the "Corporation"), transferable on the books of the Corporation by the registered holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter of the Corporation (the "Charter") and the Bylaws of the Corporation and any amendments thereto. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

    IN WITNESS WHEREOF, the Corporation has caused the facsimile signatures of its duly authorized officers and its facsimile seal to be affixed hereto.

DATED:


Countersigned and Registered:
    AMERICAN STOCK TRANSFER & TRUST COMPANY
BY       (New York)               Transfer Agent and Registrar

Authorized Signature




        /s/ David J. Nettina                           /s/ Stephen L. Green
Executive Vice President, Chief                  Chairman of the Board President
Operating Officer, Chief Financial Officer         and Chief Executive Officer



                                SL GREEN REALTY CORP.
                                    CORPORATE SEAL
                                         1997
                                       MARYLAND


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                                SL GREEN REALTY CORP.

    The Corporation will furnish to any stockholder on request and without charge a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, of the differences in the relative rights and preferences between the shares of each series of a preferred or special class in series which the Corporation is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of subsequent series of a preferred or special class of stock. The foregoing Summary does not purport to be complete and is subject to and qualified in its entirety by reference to the charter of the Corporation (the "Charter"), a copy of which will be sent without charge to each stockholder who so requests. Such request may be made to the secretary of the Corporation at its principal office or to its transfer agent.

    The securities represented by this Certificate are subject to restrictions on transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended. Except as otherwise provided, pursuant to the Charter of the Corporation, no Person may Beneficially Own shares of Common Stock in excess of 9.0% (or such greater percentage as may be determined by the Board of Directors of the Corporation) of the aggregate number or value of the outstanding shares of Common Stock of the Corporation. Any Person who acquires or attempts to acquire shares of Common Stock in excess of the aforementioned limitation, or any Person who is or attempts to become a transferee such that Excess Stock results under the provisions of the Charter, shall immediately give written notice or, in the event of a proposed or attempted Transfer, give at least 15 days prior written notice to the Corporation of such event and shall provide to the Corporation such other information as it may request in order to determine the effect of any such Transfer on the Corporation's status as a REIT. All capitalized terms in this legend have the meanings defined in the Charter of the Corporation, a copy of which, including the restrictions on transfer, will be sent to any stockholder on request and without charge. If the restrictions on transfer are violated, the securities represented hereby will be converted into and treated as shares of Excess Stock that will be transferred, by operation of law, to the trustee of a trust for the exclusive benefit of one or more charitable organizations. The foregoing summary does not purport to be completed and is subject to and qualified in its entirety by reference to the Charter, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office or to the Transfer Agent.

                           --------------------------------

             KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN
         OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A
               CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

                           --------------------------------


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    The following abbreviations, when used in the inscription of the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common   UNIF GIFT MIN ACT --....... Custodian ........
                                                       (Cust)            (Minor)

TEN ENT -- as tenants by the entireties        under Uniform Gifts to Minors Act

JT TEN -- as joint tenants with right       of.................................
          of survivorship and not as                      (State)
          tenants in common

       Additional abbreviations may also be used though not in the above list.


       For value received,____________________hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________
        (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL
                            ZIP CODE OF ASSIGNEE)

_____________________________________________________________________  Shares
represented by the within Certificate, and do hereby irrevocably constitute and appoint

_____________________________________________________________________ Attorney
to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.


Dated:   ________________________




                              Signature(s)_____________________________________


                                   NOTICE: The signature(s) to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement of any change whatever.


Signature Guaranteed By:

______________________________